Exhibit 10.2

FIFTH AMENDMENT TO THE AMENDED AND RESTATED LIMITED

PARTNERSHIP AGREEMENT

OF

DCT INDUSTRIAL OPERATING PARTNERSHIP LP,

A Delaware limited partnership

This Fifth Amendment (the “Amendment”) to the Amended and Restated Limited Partnership Agreement (the “Agreement”) of DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Partnership”), dated as of October 10, 2006, as amended to date, is made and entered into as of May 6, 2010 by DCT Industrial Trust Inc., a Maryland corporation, as General Partner (the “General Partner”).

RECITALS

WHEREAS, the General Partner desires to amend the Agreement, pursuant to Article 11 thereof, as set forth below; and

WHEREAS, all capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement;

NOW, THEREFORE, the Agreement shall be amended as follows:

1.	Section 10.4 of the Agreement is amended and restated in its entirety as follows:

“10.4 Annual Tax Information and Report. The General Partner shall use reasonable efforts to furnish, within ninety (90) days of the close of each fiscal year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner from time to time.”

2.	All other terms and conditions of the Agreement, as amended, shall be unchanged and remain in full force and effect.

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IN WITNESS WHEREOF, the General Partner executed this Amendment as of the day and year first above written.

GENERAL PARTNER:

DCT INDUSTRIAL TRUST INC.,
a Maryland corporation

By:	/s/ Philip L. Hawkins
Name:	Philip L. Hawkins
Title:	President and Chief Executive Officer